UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 10, 2025

MARQETA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40465	27-4306690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
180 Grand Avenue, 6th Floor
Oakland, California 94612
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (510) 671-5437
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MQ	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors
On April 10, 2025, Godfrey Sullivan notified the Board of Directors (the “Board”) of Marqeta, Inc. (the “Company”) of his intent to resign from the Board effective as of the Annual Meeting of Shareholders on June 12, 2025 (the “Annual Meeting”). Mr. Sullivan serves as a member of the Board’s Audit Committee. Mr. Sullivan’s resignation as a director is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board and management thank Mr. Sullivan for his four years of service and dedication to the Company.
On April 10, 2025, Helen Riley notified the Board of her intent to resign from the Board effective as of the Annual Meeting. Ms. Riley serves as a member of the Board’s Audit Committee. Ms. Riley’s resignation as a director is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board and management thank Ms. Riley for her five years of service and dedication to the Company.
Election of Directors
As of April 18, 2025, the Board appoints Wendy Thomas to serve as a Class I member of the Board, and Elaine Paul to serve as a Class III member of the Board. Both Ms. Paul and Ms. Thomas will serve as members of the Audit Committee. Ms. Paul will also serve as a member of the Nomination and Governance Committee, and Ms. Thomas will also serve as a member of the Payments Innovation Committee. There are no arrangements or understandings between either Ms. Paul or Ms. Thomas and any other person, in each case, pursuant to which Ms. Paul and Ms. Thomas were appointed to serve on the Board. There are no family relationships between either Ms. Paul or Ms. Thomas and any other director or executive officer of the Company and there have been no transactions between either Ms. Paul or Ms. Thomas and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K. As non-employee directors, both Ms. Paul and Ms. Thomas will be compensated for their services in accordance with the Company’s Amended Non-Employee Director Compensation Policy, a copy of which is filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2025 (the “2024 Annual Report”). In accordance with the Company’s customary practice, the Company will also enter into its standard form of indemnification agreement with both Ms. Paul and Ms. Thomas, which agreement is filed as Exhibit 10.1 to the 2024 Annual Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQETA, INC.
Date: April 16, 2025	/s/ Michael (Mike) Milotich
Michael (Mike) Milotich
Chief Financial Officer